SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549





                                    FORM 8-K





                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 29, 2003



                                   INYX, INC.

             (Exact name of registrant as specified in its charter)



Nevada                                 333-83152             75-2870720
------                                 ---------             ----------
(State or other jurisdiction           (Commission           (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)



             801 Brickell Avenue, Ninth Floor, Miami, Florida 33131
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (305) 789-6649



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Item 5.  Other Events.

         On October 29, 2003, Inyx, Inc. (the "Company") closed the private placement of $4,500,000 in the Company's 7% Convertible Term Note due October 29, 2006. The Convertible Term Note was funded by Laurus Master Fund, Ltd. and is secured by a lien on the Company's assets and the stock of its principal operating unit, Inyx Pharma, Ltd. Monthly payments of principal plus interest on the unpaid balance at the annual rate of 7% will be payable monthly beginning March 1, 2004. This new debt facility provides Inyx with greater working capital than it had with its previous asset-based Lender. The Company has the option to issue common stock in lieu of debt service payments at the then-market price of the stock. In addition, at the option of the holder, the debt may be converted into common stock at a fixed conversion price of $1.00 per share. As additional consideration, the purchaser was issued a five-year Common Stock Purchase Warrant to acquire 1,350,000 shares of common stock at a exercise price of $1.25 per share for the first 450,000 shares, $1.50 per share for the second 450,000 shares and $1.75 per share for the last 450,000 shares. Inyx can call these Warrants for redemption if the Company's stock price has closed above 200% of the strike price for 20 consecutive days.

         Then on October 30, 2003, the Company closed the private placement of $3,000,000 in common stock. The common stock placement, which commenced October 9, 2003, has resulted in the issuance of 3,000,000 shares to a group of institutions and other accredited investor purchasers. In addition to the common shares, the purchasers received a five-year Stock Purchase Warrant to buy one share of common stock for each two shares acquired in the placement, at a price of $1.00 per share for half of such warrants and $1.35 for the remainder. Inyx can call these Warrants for redemption if the Company' stock price has closed above 200% of the strike price for 20 consecutive days.

         The net proceeds of the sale of securities are approximately $6,826,500 and will be used to pay off approximately $3,000,000 of term debt to the Company's previous asset-based lender, make approximately $1,500,000 of capital expenditures, with the balance to be utilized to fund the Company's working capital needs, including product development expenditures.

         All shares issued and issuable will be registered for resale with the Securities and Exchange Commission and applicable states in a registration statement to be filed within 45 days.

Item 7.  Financial Exhibits, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         10.18.1 Securities Purchase Agreement dated October 29, 2003 with Laurus Master Fund, Ltd.

         10.18.2           Convertible Term Note dated October 29, 2003.

         10.18.3           Common Stock Purchase Warrant

         10.18.4           Registration Rights Agreement

         10.18.5           Debenture (security agreement)

         10.18.6           Charge Over Shares (pledge agreement)

         10.19 Form of Subscription Agreement for common stock placement




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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INYX, INC.



                                                     By:   /s/ Jack Kachkar
                                                        ------------------------
                                                         Jack Kachkar, Chairman

Dated:            November 3, 2003